                                    TRACK 'N TRAIL
                                4961-A Windplay Drive
                            El Dorado Hills, CA 95762-9632
                                    (916) 933-4525



                                    April 24, 1998






Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Track 'n Trail, which will be held on Thursday, May 28, 1998, at 10:00 a.m., at 4961-A Windplay Drive, El Dorado Hills, California.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to American Securities Transfer and Trust, Inc., our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

        A copy of the Company's 1997 Annual Report to Stockholders is also enclosed.

        The Board of Directors and management look forward to seeing you at the meeting.



Sincerely,


/s/ David L. Suechting, Jr.                               /s/ Gregory M. Kilgore

David L. Suechting, Jr.                                   Gregory M. Kilgore
CHAIRMAN OF THE BOARD                                        PRESIDENT AND
                                                            CHIEF OPERATING
                                                                OFFICER

                                    TRACK 'N TRAIL

                               -----------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 28, 1998

                               -----------------------

To the Stockholders of Track 'n Trail:

        The Annual Meeting of Stockholders of Track 'n Trail, a Delaware corporation (the "Company"), will be held on Thursday, May 28, 1998, at 10:00 a.m. Pacific Daylight Time, at 4961-A Windplay Drive, El Dorado Hills, California, for the following purposes:

        1.   To elect five directors;

        2. To ratify appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors; and

        3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

        Stockholders of record as of the close of business on April 10, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 4961-A Windplay Drive, El Dorado Hills, California, for ten days before the meeting.

        IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.


                                        By Order of the Board of Directors




                                        /s/ Daniel J. Nahmens
                                        ------------------------------------
                                        SECRETARY

El Dorado Hills, California
April 24, 1998

                                    TRACK 'N TRAIL

                               -----------------------

                                   PROXY STATEMENT

                               -----------------------

                    INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Track 'n Trail, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at 4961-A Windplay Drive, El Dorado Hills, California, on Thursday, May 28, 1998 and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement and FOR approval of Proposal 2 described in the Notice of Annual Meeting and in this Proxy Statement and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgement of the proxy holders.

        Stockholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 6,842,644 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

        Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of a particular matter has been obtained.

        The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 24, 1998.

                                      IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. PROXIES WILL ALSO BE ACCEPTED BY TRANSMISSION OF A TELEGRAM, CABLEGRAM OR TELECOPY PROVIDED SUCH TRANSMISSION CONTAINS SUFFICIENT INFORMATION FROM WHICH IT CAN BE DETERMINED THAT THE TRANSMISSION WAS AUTHORIZED BY THE STOCKHOLDER. THE TRANSFER AGENT'S TELECOPY NUMBER IS (303)234-5340. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                          PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

        The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that effective upon the first annual meeting of stockholders following registration of the Company's Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, the Board of Directors shall be divided into three classes designated Class I, Class II and Class III, with the term of office of directors of one class expiring at each annual meeting of stockholders. The directors of the class whose term expires at the time of each meeting shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Pursuant to the Company's Certificate of Incorporation, the term of office of Class I directors expires at the 1999 Annual Meeting of Stockholders, the term of office of Class II directors expires at the 2000 Annual Meeting of Stockholders and the term of office of Class III directors expires at the 2001 Annual Meeting of Stockholders, and in all cases until their respective successors shall have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity.

        Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Helen C. Bulwik and Steven D. Tough as Class I directors, Gregory M. Kilgore and Barbara J. Suechting as Class II directors, and David L. Suechting, Jr. as the Class III director. All nominees are currently members of the Board of Directors of the Company. Each of the nominees has been nominated by the Company's Board of Directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other nominees as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. There are no family relationships among any of the directors or executive officers of the Company, except that David L. Suechting, Jr., the Chairman of the Board, is the son of Barbara J. Suechting, who is a director.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION FOR DIRECTOR OF DAVID L. SUECHTING, JR., BARBARA J. SUECHTING, HELEN C. BULWIK, STEVEN D. TOUGH AND GREGORY M. KILGORE.


        Set forth below is information regarding the nominees and the Company's executive officers:


NAME                        AGE    POSITION
--------------------------  ---    ------------------------------------------
David L. Suechting, Jr. .    38    Chairman of the Board
Barbara J. Suechting. . .    56    Director
Gregory M. Kilgore. . . .    48    President, Chief Operating Officer and
                                     Director
Helen C. Bulwik . . . . .    49    Director
Steven D. Tough . . . . .    47    Director
John E. Wilkinson . . . .    48    Executive Vice President-Marketing
Daniel J. Nahmens . . . .    39    Vice President-Finance, Chief Financial
                                     Officer, Treasurer and Secretary
David T. Morgan . . . . .    55    Vice President-Real Estate
William Forsberg. . . . .    53    Vice President-Stores


        DAVID L. SUECHTING, JR. has served as Chairman of the Board since the Company's organization in March 1997. Mr. Suechting co-founded Track 'n Trail, a California corporation ("Track 'n Trail-California"), and has served as its Chairman of the Board since 1993. Mr. Suechting has also served as the Chairman of the Board of Overland Management Corporation ("Overland") since its acquisition in October 1996. From January 1993 to April 1996, Mr. Suechting served as President of Track 'n Trail-California. Prior to that time, he served Track 'n Trail-California in various capacities, including Vice President-Stores from July 1991 to April 1996, Vice President-Operations from October 1989 to July 1991, Vice President-Merchandise from February 1982 to October 1989 and as Store Manager/District Manager from 1980 to February 1982.

        BARBARA J. SUECHTING has served as a director of the Company since its organization in March 1997. Ms. Suechting co-founded Track 'n Trail-California and served as Secretary and a director from 1980 to October 1997. She also served as Secretary and a director of Overland from its acquisition in October 1996 to October 1997.

        GREGORY M. KILGORE has served as President and Chief Operating Officer of the Company since its organization in March 1997. Mr. Kilgore has also served as President and Chief Operating Officer of Track 'n Trail-California since April 1996. He also has served as a director of Overland since its acquisition in October 1996. Prior to being appointed President, Mr. Kilgore served as Executive Vice President and Chief Operating Officer from September 1991 to April 1996. From May 1987 to September 1991, Mr. Kilgore functioned as interim President and Chief Operating Officer of several turnaround and emerging retail operations. From 1981 to 1987, Mr. Kilgore was Vice President-Operations of Berman's Leather Experts. Mr. Kilgore has served as a director of the Company since March 1997, and as a director of Track 'n Trail-California since July 1996. He has also served as a director of Shari's Bear'ys, an emerging specialty retailer since February 1998.

        HELEN C. BULWIK has served as a director of the Company since October 1997. Ms. Bulwik is a director in the global retail practice for Anderson Consulting which is the largest consulting firm in the world. From 1988 to January 1998 Ms. Bulwik was President of Seagate International, Inc., a management services and financial advisory services firm. She was Executive Vice President of Palo Alto Consulting Center, a division of the Tom Peters Group (a consulting firm), from 1987 to 1988. From 1982 to 1987, Ms. Bulwik was co-owner and founder of Sanca International, Inc., a private label apparel manufacturer. She served as General Manager of Bullock's Northern California from 1978 to 1982 and as Store Merchandiser and Buyer for Macy's California from 1972 to 1978.

        STEVEN D. TOUGH has served as a director of the Company since October 1997. Mr. Tough has served as Senior Vice President of Operations of Foundation Health Corporation, a provider of managed health care services based in Sacramento, California, since 1993. Mr. Tough has also been President and Chief Operating Officer of Foundation Health Federal Services, a subsidiary of Foundation Health Corporation, since 1990. He also served as President and Chief Operating Officer of Foundation Health (a California Health Plan) from 1988 to 1992.

        JOHN E. WILKINSON has served as Executive Vice President-Marketing of the Company since its organization in March 1997. Mr. Wilkinson has also served as Executive Vice President-Marketing of Track 'n Trail-California since June 1996. From September 1991 to May 1996, he held the position of Vice President-Marketing. From 1982 to September 1991, Mr. Wilkinson was associated with Weinstock's Department Store, a division of Carter Hawley Hale, where he held the positions of Senior Vice President and General Merchandise Manager from 1989 to 1991, Vice President and General Merchandise Manager from 1987 to 1989 and divisional Vice President from 1982 to 1987.

        DANIEL J. NAHMENS has served as Chief Financial Officer, Vice President-Finance and Treasurer of the Company since its organization in March 1997, and as Secretary since October 1997. Mr. Nahmens has served as Secretary and a director of Track 'n Trail-California and Overland since October 1997. He has also served as Chief Financial Officer and Vice President-Finance of Track 'n Trail-California since November 1993, and as Treasurer since June 1996. From August 1988 to November 1993, Mr. Nahmens served as Controller of Track 'n Trail-California. From February 1988 to June 1988, he held the position of Chief Financial Officer of Greenwood Development Co., a local chain of fast-food stores. From October 1981 to February 1988, Mr. Nahmens was associated with Cal Gas Corporation, a nationwide liquid gas retailer, where he last held the position of Financial Accounting Manager. From 1980 to 1981, Mr. Nahmens was employed by Peat Marwick, Mitchell & Co. (presently known as KPMG Peat Marwick
LLP) as a Certified Public Accountant.

        DAVID T. MORGAN has served as Vice President-Real Estate of the Company since its organization in March 1997. Mr. Morgan has also served as Vice President-Real Estate of Track 'n Trail-California since June 1996, and from August 1992 to June 1996, he served as Director of Real Estate and Development. From May 1990 to August 1992, Mr. Morgan was a Real Estate Representative of Payless Shoe Source, a national retail shoe store chain, and from April 1986 to May 1990, he was Vice President-Real Estate of Round Table Franchise Corporation.

        WILLIAM FORSBERG has served as Vice President-Stores of the Company since its organization in March 1997, and as Vice President-Stores of Track 'n Trail-California since June 1996. Prior to joining Track 'n Trail-California, Mr. Forsberg was President and Chief Operating Officer of New Century Co. Inc., an owner and operator of a chain of video stores and a chain of tailoring and alteration stores, from April 1994 to June 1996. From October 1983 to April 1994, Mr. Forsberg was employed by Wilsons Suede and Leather, where he last held the position of Director of In Store Operations. From 1974 to 1983, he was Regional Manager of Fanny Farmer Candy Shops.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held two meetings during the fiscal year ended December 27, 1997. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve except for Helen C. Bulwik and Steven D. Tough whose appointments were not effective until October 16, 1997.

        The Board of Directors has appointed a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee are comprised entirely of independent directors.

        The members of the Compensation Committee during 1997 were Helen C. Bulwik and Steven D. Tough whose appointments were effective October 16, 1997. The Compensation Committee held no meetings during 1997. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, administering the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Stock Option Plan") and other benefit plans, and considering such other matters as may from time to time be referred to the committee by the Board of Directors.

        The members of the Audit Committee during 1997 were Helen C. Bulwik and Steven D. Tough whose appointments were effective October 16, 1997. The Audit Committee held no meetings during 1997. The functions of the Audit Committee include recommending to the Board of Directors the retention of independent auditors, reviewing the scope of the annual audit undertaken by the Company's independent auditors and the progress and results of their work, and reviewing the Company's financial statements, internal accounting and auditing procedures and corporate program to ensure compliance with applicable laws.

DIRECTORS' COMPENSATION

        Directors of the Company who are not also employees of the Company or one of its subsidiaries receive $1,000 for each Board meeting attended and $750 for each committee meeting attended. No other director receives cash compensation for services as a director. All directors, however, are reimbursed for their expenses incurred in attending meetings. In addition, directors who are not common law employees or officers of the Company receive options to purchase 5,000 shares of the Company's Common Stock upon their initial appointment as a director of the Company, and receive options to purchase 1,250 shares of Common Stock upon each annual stockholders' meeting following the meeting at which such director was initially appointed (unless any director was appointed prior to such a meeting, in which case such director's annual grant occurs at the second annual meeting following the initial appointment) at an exercise price equal to the fair market value of the Common Stock on the date of grant. The shares subject to the options vest and become exercisable at the rate of 25% on each anniversary of the grant date. In 1997, Helen C. Bulwik and Steven D. Tough were each granted options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $9.75 per share. Certain of the Company's directors have received distributions from the Company in their capacity as stockholders. See "Certain Transactions."

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 10, 1998, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Company's executive officers named in the Summary Compensation Table,
(ii) each of the Company's directors, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                          SHARES                PERCENTAGE
                                        BENEFICIALLY           BENEFICIALLY
NAME AND ADDRESS(1)                        OWNED                 OWNED(2)
--------------------------------------  ------------           ------------
Barbara Suechting . . . . . . . . . .    1,811,470                 26.5%
David L. Suechting, Jr.(3). . . . . .    1,390,403                  20.3
Deborah Suechting . . . . . . . . . .      905,735                  13.2
Gregory M. Kilgore(4) . . . . . . . .      350,618                   5.1
John E. Wilkinson(4). . . . . . . . .      201,468                   2.9
Daniel J. Nahmens(4). . . . . . . . .      101,935                   1.5
David T. Morgan(4). . . . . . . . . .       50,117                     *
William Forsberg(4) . . . . . . . . .       50,117                     *
All directors and executive officers
as a group (9 persons)(5) . . . . . .    3,956,128                 57.8%

-----------------------------
 *   Less than 1%.

(1) The address for each listed stockholder is c/o Track 'n Trail, 4961-A Windplay Drive, El Dorado Hills, CA 95762. To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) The percentage of beneficial ownership is calculated based on 6,842,644 shares of Common Stock outstanding on April 10, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares subject to options presently exercisable or exercisable within 60 days of April 10, 1998 are deemed to be beneficially owned by the holder but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.

(3) Represents 1,390,403 shares held by the Suechting Family Trust for which Mr. Suechting and his wife, Jackie Suechting, serve as co-trustees and hold joint voting and investment power.

(4) Represents shares subject to stock options exercisable on April 10, 1998 or within 60 days thereafter.

(5) Includes 751,554 shares subject to stock options exercisable on April 10, 1998 or within 60 days thereafter.

                               EXECUTIVE COMPENSATION

        The following table sets forth compensation for services rendered in all capacities to the Company for the fiscal years ended December 27, 1997 and December 28, 1996 of (i) the Company's chief executive officer and (ii) the Company's four other most highly compensated executive officers whose total annual salary and bonus for fiscal year 1997 and 1996 exceeded $100,000 (the "Named Officers").



                                                        SUMMARY COMPENSATION TABLE
                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                                               ------------
                                                                      ANNUAL COMPENSATION       SECURITIES
                                                                 -----------------------------  UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR         SALARY          BONUS       OPTIONS    COMPENSATION(1)
---------------------------------------------------------------------------------------------------------------------------
Gregory M. Kilgore.. . . . . . . . . . . . . . . .      1997       $161,293       $ 52,524       $350,618         $7,539
  President and Chief Operating Officer                 1996        153,951        158,000        350,618          5,977

John E. Wilkinson. . . . . . . . . . . . . . . . .      1997        124,861         52,186        200,468          7,372
  Executive Vice President-Marketing                    1996        117,869        102,000        200,468          5,340

Daniel J. Nahmens. . . . . . . . . . . . . . . . .      1997         96,850         43,009        100,234          7,410
  Vice President-Finance and Chief  Financial
   Officer                                              1996         92,350        131,000        100,234          4,947

William Forsberg . . . . . . . . . . . . . . . . .      1997        102,908         16,374         50,117          5,890
  Vice President-Stores
David T. Morgan. . . . . . . . . . . . . . . . . .      1997         84,897         20,490         50,117          5,707
  Vice President-Real Estate                            1996         70,066         54,000         50,117          4,161

---------------------------
(1) Represents Company-paid health and life insurance premiums and Company contributions to the Company's 401(k) plan. In fiscal 1997, the Company paid $2,934 in health and life insurance premiums for each of the Named Officers. Company contributions to the Company's 401(k) plan in fiscal 1997 for Mssrs. Kilgore, Wilkinson, Nahmens, Forsberg, and Morgan totaled $4,605, $4,438, $4,476, $2,956, and $2,773, respectively. In fiscal 1996, the Company paid $2,638 in health and life insurance premiums for each of Mssrs. Kilgore, Wilkinson, Nahmens, and Morgan. Company contributions to the Company's 401(k) plan in fiscal 1996 for Mssrs. Kilgore, Wilkinson, Nahmens, and Morgan totaled $3,339, $2,702, $2,309, and $1,523, respectively.

STOCK OPTIONS

        No options were granted to the Named Officers in fiscal 1997. The following table sets forth certain information as of December 27, 1997 and for the fiscal year then ended with respect to stock options exercised, and the value of options held, by the Named Officers.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR(1)
                          AND FISCAL YEAR-END OPTION VALUES

                              UNEXERCISED OPTIONS        VALUE OF UNEXERCISED
                             SECURITIES UNDERLYING       IN-THE-MONEY OPTIONS
                            AT DECEMBER 27, 1997(#)   AT DECEMBER 27, 1997($)(2)
                          --------------------------  --------------------------
NAME                      EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
-----------------------   -----------  -------------   ----------- -------------
Gregory M. Kilgore. . .       350,618             0     $2,576,813            0
John E. Wilkinson . . .       200,468             0      1,302,040            0
Daniel J. Nahmens . . .       100,234             0        451,053            0
David T. Morgan . . . .        50,117             0        225,527            0
William Forsberg. . . .        50,117             0        225,527            0

---------------------------
(1)     No options were exercised in fiscal 1997.

(2) Calculated on the basis of the fair market value of the underlying securities at December 27, 1997 ($8.50 per share) minus the exercise price.

EMPLOYEE STOCK PURCHASE PLAN

        The Company maintains a qualified Employee Stock Purchase Plan (the "Purchase Plan") to encourage employees to own shares of the Company's Common Stock, which is generally available to all eligible employees. The Purchase Plan allows participants to buy shares of the Company's Common Stock at a 15% discount to market price with up to 15% of their salaries. Employees are eligible to participate in the Purchase Plan if they have been employed by the Company or a participating subsidiary for a least one year prior to the commencement of a participation period. However, any highly compensated employee (as defined in Section 414 of the Code) who owns 3% or more of the outstanding stock in the Company may not participate in the Purchase Plan. Daniel J. Nahmens, a Named Officer, has participated in the Purchase Plan since its inception.

PENSION AND LONG-TERM INCENTIVE PLANS

        The Company has no pension or long-term incentive plans.

EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements (collectively, the "Employment Agreements") with Gregory Kilgore, President and Chief Operating Officer; John Wilkinson, Executive Vice President-Marketing; Daniel Nahmens, Vice President-Finance and Chief Financial Officer; and David Morgan, Vice President-Real Estate. Each of the Employment Agreements provides for an initial two-year term which expired on January 3, 1996, with automatic one-year renewals upon the expiration of the initial term and on each anniversary thereafter. Each of the Employment Agreements may be terminated by the Company or the employee without cause (as defined in the Employment Agreements) upon 30 days' notice, or for cause without any notice. Under the Employment Agreements, Messrs. Kilgore, Wilkinson, Nahmens and Morgan are entitled to minimum annual compensation of $130,000, $105,000, $75,000 and $60,000, respectively. Each of the Employment Agreements provides that if the Company breaches any portion of such Employment Agreement or terminates it without cause, the Company must pay to the employee an amount equal to one year of his salary, calculated at the highest salary rate paid to such employee by the Company in the two-year period prior to the termination.

        The Employment Agreements with each of Gregory Kilgore, John Wilkinson, Daniel Nahmens and David Morgan also provide that the Company will indemnify such individuals for any losses, costs, damages or expenses incurred as a direct consequence of the discharge of their duties or by reason of their status as agents of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors was appointed by the Board of Directors effective October 16, 1997 and consists of two directors, neither of whom is an officer or employee of the Company. All matters concerning executive compensation in fiscal 1997 were addressed prior to formation and organization of the Company by the full Board of Directors of Track 'n Trail-California, including Gregory M. Kilgore, who was an executive officer in fiscal 1997.

                           REPORT ON EXECUTIVE COMPENSATION

        The Company's compensation programs and policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors which was appointed effective October 16, 1997. The Compensation Committee is made up entirely of non-employee directors. The members of the Compensation Committee are Helen C. Bulwik and Steven D. Tough. The 1997 compensation of the Company's executive officers was determined prior to the Company's initial public offering in October 1997 and prior to formation of the Compensation Committee. For this reason, the Compensation Committee did not undertake a general assessment of executive compensation levels in 1997.

COMPENSATION PHILOSOPHY AND POLICIES

        The Company's compensation programs and policies are designed to enhance stockholder value by aligning the financial interests of the executive officers of the Company with those of its stockholders. It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. Income arising under the Company's 1996 Stock Option Plan currently does not qualify as performance-based compensation. The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests, including compensation that may not be deductible.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

        There are four primary components of executive compensation: Base Salary, Bonus, Stock Options and Employee Stock Purchase Plan.

        BASE SALARY

        The annual base salaries of executive officers other than the Chief Operating Officer were generally recommended by the Company's Chief Operating Officer and reviewed by the Board of Directors, taking into consideration the competitive level of salaries in the industry, the overall performance of the Company, the performance of the department under the executive officer's management control and the individual executive officer's contribution and performance.

        The base salary for the Chief Operating Officer was determined by:
(a) examining the Company's performance against its preset goals, (b) examining the Company's performance within its speciality retailers industry,
(c) evaluating the overall performance of the Chief Operating Officer, and
(d) comparing the base salary of the Chief Operating Officer to that of other chief executive officers in the speciality retail industry. Based upon the data and performance, the Chief Operating Officer's base salary was raised from $153,951 to $161,293 for fiscal year 1997.

        BONUSES

        The Company's 1997 Executive Bonus Plan was a cash-based incentive bonus program. The 1997 Executive Bonus Plan provided for payment of a cash bonus to each named executive officer that is directly related to earnings and certain expense controls areas of the Company. The bonus was determined under a predetermined objective formula. The bonus is the product of (i) the executive officer's individual multiplier set by the Board of Directors before the bonus year began and (ii) a multiplier determined from a matrix that charts the earnings and certain expense control items of the Company's annual operating
plan established by the Board of Directors before the bonus year began.   For
1997, the Company achieved the Executive Bonus Plan's earnings goal and some of the expense control goals. The Chief Operating Officer was awarded a bonus of $52,524 under the Executive Bonus Plan.

        STOCK OPTIONS

        Under the Company's compensation policy, ownership of the Company's Common Stock is a key element of executive compensation. The grant of stock options is intended to retain and motivate key executives and to provide a direct link with the interests of the stockholders of the Company. In general, stock option grants are determined based on: (i) prior award levels, (ii) total awards received to date by individual executives, (iii) the total stock award to be made and the executive's percentage participation in that award, (iv) the executive's direct ownership of the Company's shares, (v) the number of options vested and nonvested, and (vi) the options outstanding as a percentage of total shares outstanding. The Board of Directors did not award the Chief Operating Officer any options to purchase shares of Common Stock in 1997.

        EMPLOYEE STOCK PURCHASE PLAN

        The Company maintains a qualified Employee Stock Purchase Plan (the "Purchase Plan") to encourage employees to own shares of the Company's Common Stock, which is generally available to all eligible employees. The

Purchase Plan allows participants to buy shares of the Company's Common Stock at a 15% discount to market price with up to 15% of their salaries. However, the number of shares that may be purchased by each participant is limited by applicable tax laws.

        The foregoing report has been furnished by the Compensation Committee of the Board of Directors and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

             Respectfully submitted,


             Helen C. Bulwik
             Steven D. Tough


                                CERTAIN TRANSACTIONS

        In October 1997, the Company effected a reorganization (the "Reorganization") of Track 'n Trail-California in which the Track 'n Trail-California stockholders (the "Pre-Offering Stockholders") exchanged 100% of their Track 'n Trail-California common stock for 4,107,608 shares of the Company's Common Stock, inclusive of the 40,816 shares of the Company's Common Stock issued upon formation. The exchange of Track 'n Trail-California stock for Company Common Stock was accomplished in October 1997, in an exchange of one share of Track 'n Trail-California common stock for approximately 100 shares of the Company's Common Stock.

        As a result of Track 'n Trail-California's status as an S Corporation, Track 'n Trail-California has historically paid distributions to its stockholders to enable them to pay their income tax liabilities and, from time to time, to distribute previously undistributed S corporation earnings. Distributions of $2.4 million were made in 1997 through the Reorganization. Prior to the Reorganization, Track 'n Trail-California declared a $6.4 million distribution to the Pre-Offering Stockholders, which constituted substantially all of the accumulated undistributed S corporation earnings through October 6, 1997 (the date preceding the date of termination of Track 'n Trail-California's S corporation status). The distribution was paid out of a portion of the Company's proceeds from its initial public offering (the "Offering") in October 1997.

        In October 1996, the Pre-Offering Stockholders acquired 21.0% of the outstanding common stock of Overland in return for $663,000 of subordinated promissory notes (the "Subordinated Notes"), which were guaranteed by Track 'n Trail-California. Effective January 1, 1997, the Pre-Offering Stockholders assigned their Overland stock to Track 'n Trail-California, in consideration of the assumption by Track 'n Trail-California of their Subordinated Notes exclusive of accrued interest.

        The Pre-Offering Stockholders had also guaranteed Track 'n Trail-California's obligations under the then existing bank loan agreement and other secured debt, substantially all of which was repaid from the proceeds of the Offering. The Pre-Offering Stockholders also guaranteed several equipment leases currently providing for aggregate annual rental payments of $114,000, which remain outstanding.

        The Company believes that the foregoing transactions were in its best interests.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        The Company has adopted provisions in its Certificate of Incorporation that limit the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law ("Delaware Law"). The Delaware Law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided in
Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of these provisions requires the approval of the holders of shares representing at least 66 2/3% of the shares of the Company entitled to vote in the election of directors, voting as one class.

        The Company's By-Laws also provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law. The Company entered into separate indemnification agreements with its directors and certain of its officers that requires the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that the limitation of liability provision in its Certificate of Incorporation and the indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.


                            STOCK PRICE PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return of the Company's Common Stock with The Nasdaq Stock Market (US) and Nasdaq Retail Trade Stocks. The comparison assumes the investment of $100 on October 9, 1997 (the date the Company's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934) based on the initial public offering price of such stock on that date and that dividends were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TRACK 'N TRAIL, THE NASDAQ STOCK
                      MARKET (US) AND NASDAQ RETAIL TRADE STOCKS


                                       [GRAPH]



                                10/09/97      10/31/97    11/28/97    12/26/97
--------------------------------------------------------------------------------
Nasdaq Stock Market (US)            $100           $91         $92         $87
Nasdaq Retail Trade Stocks           100            94          96          92
Track 'n Trail                       100            95         100          81


        PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 26, 1998, subject to ratification by the stockholders. Coopers & Lybrand L.L.P. has audited the Company's financial statements since January 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS.

                  STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Secretary of the Company no later than December 25, 1998 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

                  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 1997.

                                    OTHER MATTERS

        The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                   By Order of the Board of Directors.


                                   /s/ Daniel J. Nahmens

                                   Daniel J. Nahmens
                                   SECRETARY

El Dorado Hills, California
April 24, 1998

                                    TRACK 'N TRAIL
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          FOR ANNUAL MEETING ON MAY 28, 1998

     The undersigned stockholder of Track 'n Trail, a Delaware corporation (the "Company"), acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement each dated April 24, 1998 and the undersigned revokes all prior proxies and appoints GREGORY M. KILGORE and DANIEL J. NAHMENS, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 4961-A Windplay Drive, El Dorado Hills, California at 10:00 a.m. on May 28, 1998 and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1.   ELECTION OF DIRECTORS:

     / / FOR each of the nominees listed below (except as marked to the contrary below)

     / /  WITHHOLD AUTHORITY to vote for the nominees listed below

          Nominees:      Helen C. Bulwik (Class I), Steven D. Tough (Class I),
                         Barbara J. Suechting (Class II), Gregory M. Kilgore
                         (Class II), and David L. Suechting, Jr. (Class III)

          Instruction:   To withhold authority to vote for any individual
                         nominee, write that nominee's name in the space provided below.

     ---------------------------------------------------------------------------

     2. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS:

          / /  FOR                 / /  AGAINST             / /  ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

PLEASE INDICATE BELOW WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING:

/ /   I PLAN TO ATTEND       / /   I DO NOT PLAN TO ATTEND


                                    TRACK 'N TRAIL
                                    BOARD OF DIRECTORS PROXY
                                    Annual Meeting of Stockholders May 28, 1998

                                    Dated this      day of           , 1998
                                               ----        ----------


                                    --------------------------------------------
                                    (Signature of Stockholder)



                                    --------------------------------------------
                                    (Signature of Stockholder)

                                    Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                    If shares are held jointly, each holder must sign.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.